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                               ATLAS ASSETS, INC.

                             ARTICLES SUPPLEMENTARY


     Atlas Assets, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

     FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on August 18, 2000, adopted a resolution to reclassify previously classified but unissued shares of capital stock from the Atlas National Municipal Money Fund and the Atlas California Municipal Money Fund to the Atlas Growth and Income Fund, the Atlas Global Growth Fund and the Atlas Strategic Growth Fund, as described in Articles THIRD, FOURTH and FIFTH, below.

     SECOND: As of immediately prior to such reclassification of shares of common stock, the total number of shares of all classes that the Corporation was authorized to issue was one billion (1,000,000,000) shares of common stock, par value $0.0001 per share and having an aggregate par value of one hundred thousand dollars ($100,000), classified as follows:

                                                      NUMBER OF SHARES ALLOCATED
Atlas Assets, Inc.
(Shares undesignated as to class or series)            45,000,000

NAME OF SERIES

Atlas U.S. Treasury Money Fund                        125,000,000
Atlas National Municipal Money Fund                   130,000,000
Atlas California Municipal Money Fund                 350,000,000
Atlas U.S. Government and Mortgage Securities Fund     75,000,000
Atlas National Municipal Bond Fund                     45,000,000
Atlas Strategic Income Fund                            50,000,000
Atlas California Municipal Bond Fund                   75,000,000
Atlas Growth and Income Fund                           20,000,000
Atlas Strategic Growth Fund                            10,000,000
Atlas Balanced Fund                                    20,000,000
Atlas Global Growth Fund                               15,000,000
Atlas Emerging Growth Fund                             15,000,000
Atlas S&P 500 Index Fund                               25,000,000

     THIRD: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors has previously duly classified one hundred thirty million (130,000,000) shares of capital stock of the Corporation into a series designated the Atlas National Municipal Money Fund. The Board of Directors has duly authorized the filing of this Articles Supplementary to reclassify twenty-five million (25,000,000) shares of unissued common stock from the Atlas National Municipal Money Fund to the Atlas Growth and Income Fund.


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     FOURTH: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors has previously duly classified one hundred thirty million (130,000,000) shares of capital stock of the corporation into a series designated the Atlas National Municipal Money
Fund. The Board of Directors has duly authorized the filing of this Articles Supplementary to reclassify ten million (10,000,000) shares of unissued common stock from the Atlas National Municipal Money Fund to the Atlas Global Growth Fund.


     FIFTH: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors has previously duly classified three hundred fifty million (350,000,000) shares of capital stock of the Corporation into a series designated the Atlas California Municipal Money Fund. The Board of Directors has duly authorized the filing of this Articles Supplementary to reclassify twenty-five million (25,000,000) shares of unissued common stock from the Atlas California Municipal Money Fund to the Atlas Strategic Growth Fund.

     SIXTH: As of immediately subsequent to such reclassification of shares of common stock, the total number of shares of all classes that the Corporation was authorized to issue was one billion (1,000,000,000) shares of common stock, par value $0.0001 per share and having an aggregate par value of one hundred thousand dollars ($100,000), classified as follows:

                                                      NUMBER OF SHARES ALLOCATED
Atlas Assets, Inc.
(Shares undesignated as to class or series)            45,000,000

NAME OF SERIES

Atlas U.S. Treasury Money Fund                        125,000,000
Atlas National Municipal Money Fund                    95,000,000
Atlas California Municipal Money Fund                 325,000,000
Atlas U.S. Government and Mortgage Securities Fund     75,000,000
Atlas National Municipal Bond Fund                     45,000,000
Atlas Strategic Income Fund                            50,000,000
Atlas California Municipal Bond Fund                   75,000,000
Atlas Growth and Income Fund                           45,000,000
Atlas Strategic Growth Fund                            35,000,000
Atlas Balanced Fund                                    20,000,000
Atlas Global Growth Fund                               25,000,000
Atlas Emerging Growth Fund                             15,000,000
Atlas S&P 500 Index Fund                               25,000,000

     SEVENTH: The shares of the Corporation authorized pursuant to these Articles Supplementary have been so authorized by the Board of Directors under the authority contained in the charter of the Corporation. The number of shares of capital stock of the various series that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law. The Corporation is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

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     EIGHTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the series of Common Shares described in Articles Third, Fourth and Fifth hereof shall be as set forth in the Corporation's charter and shall be subject to all provisions of the charter relating to shares of the Corporation generally, including those set forth in Article V of such charter.




     IN WITNESS WHEREOF, Atlas Assets, Inc., has caused these presents to be signed in its name and on its behalf by its Group Senior Vice President and witnessed by its Assistant Secretary on August 18, 2000.


WITNESS:                                            ATLAS ASSETS, INC.




/s/ Theressa Batista Lee                            /s/ Larry E. LaCassse
---------------------------                         ----------------------------
Theresa Batista Lee                                 Larry E. LaCasse
Assistant Secretary                                 Group Senior Vice President
                                                    and Chief Operating Officer




     THE UNDERSIGNED, Group Senior Vice President of Atlas Assets, Inc., who executed on behalf of the Corporation's Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




                                                    /s/ Larry E. LaCasse
                                                    ----------------------------
                                                    Larry E. LaCasse
                                                    Group Senior Vice President
                                                    and Chief Operating Officer